Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Verso Technologies, Inc.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Verso Technologies, Inc. of our report dated September 21, 2005 with respect to the consolidated financial statements of Verilink Corporation and for the year ended July 1, 2005 appearing in the current report on Form 8-K dated August 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
April 24, 2007